Exhibit 10.14

Summary of English Translation of Termination of Proxy Agreement

This Termination of Proxy Agreement (the “Agreement”) signed by the parties below at Beijing on December 31, 2021.

Party A:	Lei Cao

MingweiZhang

Party B: Sino-Global Shipping America, Ltd.

Party C: Sino-Global Shipping Agency Ltd.

Collectively referred to as “Parties”.

Whereas:

1. Parties signed the Agreement on November 14, 2007. According to the Agreement, Party A entrusts Party B as its exclusive proxy agent.

2. Both parties agreed to terminate the Agreement.

Parties agree:

1. Effective the date above, the Agreement is to be terminated, the parties shall not be bound by the terms of the Agreement, and shall not have the obligation and responsibility to fulfill the Agreement.

2. Both Parties acknowledge that this termination of the Agreement shall not breach of the Agreement.

Party A:	Lei Cao

MingweiZhang

By:

Party B: Sino-Global Shipping America, Ltd.

By:

Party C: Sino-Global Shipping Agency Ltd.

By: